UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

American Realty Capital Trust III, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 22, 2013

Dear Fellow Stockholder,

We have recently mailed to you proxy materials from American Realty Capital Trust III, Inc. ("ARCT III" or the “Company”) regarding the Special Meeting of ARCT III Stockholders scheduled for February 26, 2013. At the Special Meeting you will be asked to consider, and vote upon, a proposal to approve the merger and the other transactions contemplated by the merger agreement with American Reality Capital Properties, Inc. (“ARCP”) providing for the acquisition of ARCT III by ARCP. ARCT III stockholders of record as of the close of business on January 4, 2013, are entitled to notice of, and to vote at, the Special Meeting.

As detailed in the proxy materials and outlined below, your board of directors has concluded that the proposed merger with ARCP is in the best interests of ARCT III and its stockholders and unanimously recommends you vote FOR the proposal to approve the merger. After thorough deliberation by your board of directors, with the assistance of the Company’s independent financial and legal advisors, the Company has determined that a sale to ARCP is the best way to continue delivering value to ARCT III stockholders.

Your board of directors unanimously recommends that ARCT III stockholders vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement. We urge you to vote by telephone or via the Internet by following instructions on your proxy card, or please sign, date and return the proxy card using the postage-paid envelope you have received, or will soon receive. Your vote is very important.

YOUR BOARD OF DIRECTORS UNANIMOUSLY BELIEVES THAT THE PROPOSED ACQUISITION BY ARCP IS IN THE BEST INTERESTS OF ARCT III AND ITS STOCKHOLDERS

In making its recommendation, your board took into account a variety of factors described in the definitive proxy statement, including ARCT III’s pre-announcement stock price, the implied consideration value being offered by ARCP, the opportunity for ARCT III stockholders to elect cash or stock consideration, and the financial analyses and fairness opinion provided by UBS, the Company’s financial advisor, and summarized in the proxy statement. Your board also thoroughly considered various strategic alternatives including a sale to a strategic or financial buyer, a merger or sale to another third party public REIT, a share listing or the maintenance of the status quo as a non-exchange traded REIT. In evaluating these other scenarios, your board determined that none of these alternatives were likely to lead to greater stockholder value than the ARCP merger.

The merger with ARCP represents a synergistic union of two high quality net lease portfolios with unique complementary strategies, and further offers a number of compelling benefits to ARCT III stockholders, including:

•	Attractive Total Return to ARCT III Stockholders. ARCT III stockholders are receiving a total return of 33%, including a full return of gross invested capital, a 23% share premium and dividends paid since inception (assuming 100% stock election). For those who elect the cash consideration, the total return would be 30%. The transaction has been structured to provide ARCT III stockholders the opportunity to elect cash or stock, which will enable stockholders looking to receive immediate cash value to do so while providing ownership to those stockholders who wish to continue to participate in the combined company.

•	Increased Dividend Yield. Following the completion of the transaction, ARCT III's annualized dividend per share is expected to increase by 30%, from $0.66 to ARCP's annualized dividend per share of $0.86 per share after adjusting for the 0.95x exchange ratio.

•	Liquidity Benefit of Owning Shares of a Publicly Traded Company. The proposed merger provides ARCT III stockholders with an immediate liquidity event and the benefits associated with ownership in a publicly traded company. With no lockup on their investment, ARCT III stockholders have the ability to sell shares at any time at market prices.

•	Significant Growth Capacity. The proposed merger gives the combined company enhanced size and scale, and in addition will generate higher future Adjusted Funds from Operations (“AFFO”) growth and significant capacity to grow earnings through acquisitions, internal rent growth and re-leasing opportunities. Moreover, with its improved access to multiple forms of capital, the combined company will have a lower cost of debt capital than ARCT III on a stand-alone basis, and among the lowest cost of debt capital in the net lease real estate sector, thereby enabling the combined company to fund its external acquisition growth strategy at a very low cost.

•	Ownership in One of the Largest Publicly Traded Net Lease REITs. For those who receive stock, this merger will provide common stock in one of the largest publicly traded net lease REITs and one of the largest publicly traded REITs in the U.S. Given its enhanced size and scale, the combined company is expected to enjoy economies of scale, improved access to capital markets, and the potential for future index inclusions in the MSCI and Russell indices. It should also have a strategic advantage over its competitors to pursue and successfully execute large acquisition opportunities.

•	Enhanced Portfolio Quality and Diversification. The mid-term lease durations and high quality properties of the ARCP portfolio complement ARCT III’s existing high-quality portfolio of long-term leases, affording added stability and enhanced growth potential. The combined portfolio will include 806 properties in 44 states, with an average of 12.4 years of remaining lease duration as of the anticipated close date and an estimated 13.0 years as of year-end 2013.

YOUR VOTE IS IMPORTANT – PLEASE VOTE FOR THE TRANSACTION TODAY

Your vote is extremely important, no matter how many shares you own. The affirmative vote of holders of a majority of ARCT III’s outstanding shares entitled to vote is required to approve the merger and the other transactions contemplated by the merger agreement.

Please take a moment to vote FOR the proposal to approve the merger today – by telephone, by Internet or by signing, dating and returning the proxy card in the postage-paid envelope you have received, or will soon receive.

If you have any questions or need assistance voting your shares, please call the Company’s proxy solicitor, Innisfree M&A Incorporated toll free at (877) 800-5187.

Thank you for your support.

On behalf of the board of directors,

Nicholas S. Schorsch

Chairman and Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed merger, ARCP and ARCT III have filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) on January 22, 2013 and commenced mailing the definitive proxy statement and a form of proxy to the stockholders of ARCP and ARCT III. These materials are not a substitute for the definitive proxy statement or the Registration Statement on Form S-4 (File No. 333- 185935) that ARCP filed with the SEC in connection with the proposed merger with ARCT III. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT ARCP, ARCT III AND THE PROPOSED MERGER.

Investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCP with the SEC are also available on ARCP's website at www.americanrealtycapitalproperties.com, and copies of the documents filed by ARCT III with the SEC are available on ARCT's website at www.arct-3.com.

Participants in Solicitation

The Company, ARCP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and ARCP’s stockholders in respect of the proposed merger. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on April 24, 2012. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012 and its Current Report on Form 8-K filed with the SEC on October 16, 2012. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement filed in connection with the proposed merger with the SEC on January 22, 2013 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from the Company or ARCP, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP's and ARCT III's expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company's plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and estimates of growth, including funds from operations and adjusted funds from operations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of ARCP and ARCT III to obtain the stockholder approvals required to consummate the proposed merger; market volatility, unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; whether or not ARCP common stock will be included in REIT and public exchange indices; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in ARCP's and ARCT III's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP and ARCT III disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.